Exhibit 10.7

ROOT9B HOLDINGS, INC.

AMENDMENT NO. 1 TO PROMISSORY NOTE

This Amendment No. 1 to the Promissory Note (this “Amendment”) is made and entered into effective as of February 8, 2017 (the “Effective Date”), by and among root9B Holdings, Inc., a Delaware corporation (the “Corporation”) and Joseph J. Grano, Jr. (the “Holder”).

RECITALS

WHEREAS, on February 8, 2017, the Corporation issued to the Holder a unsecured promissory note in the principal amount of $245,000 (the “Note”).

WHEREAS, it was the intent of the Holder and the Corporation that the Note be subordinate the Note to the notes issued pursuant to the Securities Purchase Agreement, dated September 9, 2016, by and among the Corporation and the purchasers identified therein (the “Senior Notes”).

WHEREAS, the Holder and the Corporation wish to amend the Note to expressly subordinate the Note to the Senior Notes.

NOW, THEREFORE, the Corporation and the Holder hereby agree that the Notes shall be amended by this Amendment, and the parties further agree as follows:

AGREEMENT
1.           Effective Date. This Amendment shall be effective in all respects as of the Effective Date.

2.           Amendment to Section 4. Section 4 of the Note is hereby amended by adding the following as subsection (g):

“(g) Subordination. Notwithstanding anything to the contrary in the Note, any repayment of the unpaid principal amount and accrued interest of the Note shall rank junior in priority to the Maker’s obligations pursuant to that certain Securities Purchase Agreement dated September 9, 2016 and the secured convertible promissory notes sold and issued thereunder.”

3.           Approval of Amendment. By their signatures below, the undersigned parties hereby adopt this Amendment.

4.           Necessary Acts. Each of the Corporation and the Holder hereby agree to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

5.           Continued Validity. Except as so amended hereby, the Note shall remain in full force and effect in accordance with its respective terms.

6.           Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York.

7.           Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed signatures transmitted via facsimile or electronic mail will be accepted and considered duly executed.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first above written.

CORPORATION:

ROOT9B HOLDINGS, INC.

By: /s/ Dan Wachtler___________________________
Name: Dan Wachtler
Title: President and Chief Operating Officer

JOSEPH J. GRANO, JR.:

By:
/s/Joseph J. Grano, Jr.

 [Signature Page to Amendment No. 1 to Promissory Note]